UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUALITY SYSTEMS, INC. WRITES OPEN LETTER TO SHAREHOLDERS UNDERLINING BOARD NOMINEES EXPERIENCE AND
STRATEGIC PLAN FOR GROWTH

Urges Shareholders to Vote the White Proxy Card Today for the Company’s Nominees

IRVINE, Calif.—August 13, 2012 -- Quality Systems, Inc. (NASDAQ:QSII) announced today that it had written an open letter to all shareholders ahead of the upcoming annual meeting of shareholders on August 16, 2012, urging them to vote in support of the company’s slate of highly qualified and experienced nominees. In the letter, Quality Systems  underlines the company’s nominee’s relevant experience, history of strong shareholder returns and forward-looking plans to navigate the company through the rapidly evolving healthcare information technology market.  The letter also points to dissident director Ahmed Hussein’s checkered business history and corporate governance violations. Quality Systems also urged shareholders who had questions on how to vote its White card to contact MacKenzie Partners at (212) 929-5500.

A copy of the letter follows:

PROTECT YOUR INVESTMENT IN QUALITY SYSTEMS NOW AND VOTE THE ENCLOSED WHITE PROXY CARD TODAY

Dear Fellow Shareholder:

Our annual meeting of shareholders, scheduled for August 16, 2012, is now only days away and we want to remind you how important your vote is to protect the future of Quality Systems and your investment.  We urge you to support our highly qualified Board nominees, who bring a track record of shareholder value creation, offer a clear plan to guide the company to continued growth and have earned the support of all three independent shareholder advisory groups.  It is not too late – vote the WHITE proxy card today.

We encourage you to read and consider all of our publicly filed materials and promptly vote FOR our eight director nominees – Craig Barbarosh, George Bristol, Mark Davis, Russell Pflueger, Steven Plochocki, Sheldon Razin, Lance Rosenzweig and Maureen Spivack.

QUALITY SYSTEMS’ NOMINEES HAVE A PLAN FOR GROWTH TO MAXIMIZE SHAREHOLDER RETURNS

Our director nominees, including seven current directors and Mark Davis, a new and highly qualified independent candidate, not only bring a track record of significant value creation, but have outlined a strategic plan that includes:

•	Seizing on significant market opportunities to sell our electronic health record and complementary solutions;

•	Cross-selling new solutions to our existing customer base and bundling multiple solutions for sale to new customers;

•	Continuing to develop enhancements to our core software products, while also developing and acquiring new technologies to capitalize on future growth opportunities;

•	Staying at the forefront of enabling new healthcare delivery models such as: accountable care organizations (ACO’s), patient-centered medical homes and fee-for-performance models;

•	Focusing on growing our Revenue Cycle Management (RCM) service business as the industry seeks to reduce costs by outsourcing billing and collection activities;

•	Continuing to focus on smart acquisitions of all sizes that provide a strategic benefit to the company and make financial sense for our shareholders; and,

•	Building momentum in our international expansion.

AHMED HUSSEIN’S FOURTH ELECTION CHALLENGE IN EIGHT YEARS: STILL NO CLEAR PLAN FOR SHAREHOLDER VALUE CREATION?

Unlike our Board nominees, dissident shareholder Ahmed Hussein has, in our opinion, failed to articulate any credible strategy for creating value for Quality Systems shareholders.  With some industry analysts speculating the market is in the beginning of a downturn1, it is clear that QSI is at a critical juncture in its growth story.   The company therefore needs a Board and management team with the relevant, timely experience to execute on a clearly defined plan for shareholder value creation.

In lending their support to Quality Systems’ nominees, all three leading shareholder advisory firms support our view that Mr. Hussein offers no plan for shareholders.

Egan-Jones: “Our belief that Mr. Hussein has failed to make a persuasive case that electing his nominees to the board would result in the enhancement of shareholder value.”

Glass-Lewis: “In attempting to forward his own views on the matter, we find the Dissident (Mr. Hussein) offers shareholders decidedly context-free overtures regarding damaged financial performance and diminished prospects, the recommended remedy for which (i.e. removal of the incumbent board) is curiously inapplicable to Mr. Hussein, despite a lengthy board tenure…”

ISS: “Because the dissident [Ahmed Hussein] has not made a compelling case that change at the board level, at this point, is necessary, votes FOR the management nominees on the WHITE proxy card are warranted.”

  1 Cowen and Company Report

Ask yourself: how can a new Board with no plan for shareholder value creation effectively navigate a rapidly changing market?

In fact, Mr. Hussein’s actions while serving on our Board and track-record with other businesses lead us to believe that election of his slate of director nominees would only serve to destroy value in our company’s shares.

We believe that Mr. Hussein’s recent actions should give shareholders pause. As we previously alerted you, Mr. Hussein has, by his own admission, pledged all of his shares of Quality Systems stock as collateral in margin accounts in a flagrant violation of Quality Systems’ insider trading policy.  This policy is in place as a matter of good corporate governance because margin investing can have a significant negative effect on a company’s stock and valuation.  In fact, Mr. Hussein has recently been forced to sell more than 3.5 million of his shares due to a margin call on those accounts, which we believe has contributed to the recent decline in Quality Systems’ share price.

QUALITY SYSTEMS HAS AN INDEPENDENT BOARD WITH STRONG, PRO-SHAREHOLDER CORPORATE GOVERNANCE PRACTICES

We firmly believe that strong and transparent corporate governance practices are a critical component of any successful public company.  We take pride in the recognition from the leading proxy advisory firm, ISS, which gave the company its highest “green” rating for all governance structure categories.  Conversely, Mr. Hussein, who has hand-picked all of his nominees, has demonstrated that he is willing to violate accepted corporate governance practices with his prohibited margin investing.

To us the choice is clear.

✓	VOTE for a Board with a proven track record of strong shareholder returns

✓	VOTE for a Board with a clearly articulated plan to navigate the market for continued growth

✓	VOTE for a Board with third-party accredited corporate governance practices

Remember, if you have already voted the gold card IT IS NOT TOO LATE to change your vote as only the most recently voted card counts.  Simply vote the WHITE proxy card FOR the company's nominees to protect your investment and the future of Quality Systems.

Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

ADDITIONAL INFORMATION

On July 13, 2012, the company filed its definitive proxy statement in connection with its 2012 annual meeting of shareholders, and on July 16, 2012, began the process of mailing such proxy statement to its shareholders, together with a WHITE proxy card. Shareholders are strongly advised to read the definitive proxy statement and the accompanying proxy card, as they will contain important information. Shareholders may obtain the definitive proxy statement, any amendments or supplements to such proxy statement, and other documents filed by the company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to such proxy statement may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

Please visit www.qsi2012proxy.com for additional information about Mr. Hussein's actions and other Quality Systems updates.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the SEC, communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management's intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking words, such as "could," "should," "will," "will be," "will lead," "will assist," "intended," "continue," "believe," "may," " expect," "hope," "anticipate," "goal," "forecast," "plan," or "estimate" or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under "Risk Factors" in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as in our other public disclosures and filings with the SEC.

Investor Contacts:

Quality Systems, Inc.
Steven Plochocki, CEO
949-255-2600
splochocki@qsii.com

or

MacKenzie Partners
Larry Dennedy
212-929-5500

or

Media Contacts:

Quality Systems, Inc.
Susan J. Lewis
303-804-0494
slewis@qsii.com

or

Abernathy MacGregor
Tom Johnson or Mike Pascale
212-371-5999